UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 11, 2010

UV FLU TECHNOLOGIES, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53306	98-0496885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1694 Falmouth Road, Suite 147 Centerville, Massachusetts	02632-2933
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 691-1188

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On January 6, 2010, the Board of Directors of UV Flu Technologies, Inc. (the “Company”) appointed Dr. Dennis J. Rosen, M.D., FAAP and Mr. Roger Nelsen to the Board of Directors of the Company.

Dr. Rosen has practiced medicine as a Developmental Pediatrician since 1975.  He is currently teaching at UMASS Medical Center in Worcester and in private practice in Amherst, Massachusetts. He has been the Director of Developmental Clinics in multiple community hospitals in Western Massachusetts since his training at the State University of New York at Buffalo, where he earned his medical degree. Dr. Rosen completed his residency at Boston City Hospital and post-graduate developmental pediatric training at Children's Hospital Medical Center in Boston in 1976.  Dr. Rosen earned his M.D. from the University of New York at Buffalo in 1971 and his Bachelors of Science Degree from the University of Rhode Island in 1967.  Dr. Rosen is a nationally known speaker and advisory board member to numerous international pharmaceutical companies.  Dr. Rosen has not previously served on the board of directors of a public company.

Mr. Nelsen brings over thirty-six (36) years of experience in the medical equipment and health care sector. Since 1996 he was Senior Vice President at Eco-Rx, Inc., a company specializing in the air purification industry. Prior to that, he was the principle of Nelsen & Associates, an independent health care sales and consulting organization. From 1980-1991 he held senior positions with medical equipment manufacturers Retec, USA and Everest & Jennings. His highly successful career in the sector began in 1973 with a lengthy period at several divisions of Johnson & Johnson. Mr. Nelsen was educated at the University of Connecticut, with a B.S. in Business Administration received in 1969.

The Company entered into an Asset Purchase Agreement with an effective date of November 15, 2009 (the “Agreement”) with AmAirPure, Inc. (the “Seller”) whereby the Company acquired certain of the assets of Seller in consideration of the payment to Seller of 15,000,000 shares of common stock of the Company.  Such shares were directly issued by the Company, at the instruction of the Seller, to the shareholders of the Seller in proportion to their ownership interest.  Messrs. Rosen and Nelsen are shareholders of the Seller and were issued 100,000 and 200,000 shares of common stock of the Company, respectively.  There have been no further related party transactions between Messrs. Rosen and Nelsen and the Company.

Messrs. Rosen and Nelsen have not previously held any positions with the Company.  Messrs. Rosen and Nelsen have no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There are no arrangements or understandings between Messrs. Rosen and Nelsen and any other persons, pursuant to which Messrs. Rosen and Nelsen were selected as officers or directors.  Messrs. Rosen and Nelsen have not been named or, at the time of this Current Report, are not expected to be named to any committee of the Board of Directors.

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Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
99.1	Press Release

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SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UV FLU TECHNOLOGIES, INC. a Nevada Corporation

Dated: January 11, 2010	By:	/s/ John J. Lennon
John J. Lennon, President and Director

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